Exhibit 5.1

Our ref                 VSL/701307-000011/20177779v2

DiDi Global Inc.

No. 1 Block B, Shangdong Digital Valley

No. 8 Dongbeiwang West Road

Haidian District, Beijing

People’s Republic of China

29 June 2021

Dear Sirs

DiDi Global Inc.

We have acted as Cayman Islands legal advisers to DiDi Global Inc. (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Form F-1 Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date and the related registration statement filed with the Commission pursuant to Rule 462(b) of the Securities Act (the “Rule 462(b) Registration Statement”, together with the Form F-1 registration Statement, the “Registration Statements”), relating to the offering by the Company of certain American depositary shares (the “ADSs”) representing the Company’s Class A ordinary shares with a par value of US$0.00002 each (the “Shares”).

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.2 to the Rule 462(b) Registration Statement.

1                                        Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1                              The certificate of incorporation of the Company dated 11 January 2013 and the certificates of incorporation on change of name of the Company dated 12 February 2015 and 24 June 2021 issued by the Registrar of Companies in the Cayman Islands.

1.2                              The tenth amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 16 July 2019 and with effect from

9 August 2019 (the “Pre-IPO Memorandum and Articles”).

1.3                               The eleventh amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 24 June 2021 and effective immediately prior to the completion of the initial public offering of the ADSs representing the Shares (the “Post-IPO Memorandum and Articles”).

1.4                              The written resolutions of the directors of the Company dated 10 June 2021 (the “Directors’ Resolutions”).

1.5                               The minutes (the “Minutes”) of the extraordinary general meeting of the shareholders of the Company held on 24 June 2021 (the “EGM”).

1.6                               A certificate from a director of the Company, a copy of which is attached hereto (the “Director’s Certificate”).

1.7                               A certificate of good standing dated 28 June 2021, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.8                               The Registration Statements.

2                                        Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1                               Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2                               The genuineness of all signatures and seals.

2.3                               There is nothing under any law (other than the law of the Cayman Islands), which would or might affect the opinions set out below.

3                                        Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1                               The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2                               The authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Shares, will be US$100,000 divided into (i) 4,000,000,000 Class A Ordinary Shares of a par value of US$0.00002 each, (ii) 500,000,000 Class B Ordinary Shares of a par value of US$0.00002 each, and (iii) 500,000,000 shares of a par value of US$0.00002 each of such class or classes (however designated) as the board of directors may determine in accordance with the IPO Memorandum and Articles.

3.3                               The issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Rule 462(b) Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

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3.4                              The statements under the caption “Taxation” in the prospectus forming part of or incorporated by reference to the Rule 462(b) Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4                                        Qualifications

In this opinion the phrase “non-assessable” means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder and in absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in or incorporated by reference to the Rule 462(b) Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

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Director’s Certificate

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Director’s Certificate

29 June 2021

To:                 Maples and Calder (Hong Kong) LLP

26th Floor, Central Plaza

18 Harbour Road

Wanchai, Hong Kong

Dear Sirs

DiDi Global Inc. (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1                                         The Pre-IPO Memorandum and Articles remain in full and effect and, except as amended by the resolutions as set out in the EGM Minutes adopting the IPO Memorandum and Articles, are otherwise unamended.

2                                         The Board Resolutions were duly passed in the manner prescribed in the Pre-IPO Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3                                         The EGM Minutes are a true and correct record of the proceedings of the EGM, which was duly convened and held, and at which a quorum was present throughout, in each case, in the manner prescribed in the Pre-IPO Memorandum and Articles. The resolutions set out in the EGM Minutes were duly passed in the manner prescribed in the Pre-IPO Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

4                                         The authorised share capital of the Company is $50,000 divided into (i) 1,617,583,821 ordinary shares of par value of US$0.00002 each (ii) 12,180,250 Series A-1 preferred shares of par value of US$0.00002 each, (iii) 9,145,501 Series A-2 preferred shares of par value of US$0.00002 each, (iv) 10,668,684 Series A-3 preferred shares of par value of US$0.00002 each, (v) 33,711,135 Series A-4 preferred shares of par value of US$0.00002 each, (vi) 21,161,516 Series A-5 preferred shares of par value of US$0.00002 each, (vii) 41,028,543 Series A-6 preferred shares of par value of US$0.00002 each, (viii) 20,000,000 Series A-7 preferred shares of par value of US$0.00002 each, (ix) 19,472,617 Series A-8 preferred shares of par value of US$0.00002 each, (x) 4,868,156 Series A-9 preferred shares of par value of US$0.00002 each, (xi) 24,340,774 Series A-10 preferred shares of par value of US$0.00002 each, (xii) 27,045,302 Series A-11 preferred shares of par value of US$0.00002 each, (xiii) 14,401,625 Series A-12 preferred shares of par value of US$0.00002 each, (xiv) 20,915,034 Series A-13 preferred shares of par value of US$0.00002 each, (xv) 17,777,778 Series A-14 preferred shares of par value of US$0.00002 each, (xvi) 54,592,596 Series A-15 preferred shares of par value of US$0.00002 each, (xvii) 12,756,674 Series A-16 preferred shares of par value of US$0.00002 each, (xviii) 116,676,790 Series A-17 preferred shares of par value of US$0.00002 each, (xix) 117,717,535 Series A-18 preferred shares of par value of US$0.00002 each, (xx) 58,530,879 Series B-1 preferred shares of par value of US$0.00002 each, and (xxi) 245,424,790 Series B-2 preferred shares of par value of US$0.00002 each.

5                                        The authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Shares, will be US$100,000 divided into (i) 4,000,000,000 Class A Ordinary Shares of a par value of US$0.00002 each, (ii) 500,000,000 Class B Ordinary Shares of a par value of US$0.00002 each, and (iii) 500,000,000 shares of a par value of US$0.00002 each of such class or classes (however designated) as the board of directors may determine in accordance with the IPO Memorandum and Articles.

6                                         The shareholders of the Company have not restricted or limited the powers of the directors in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares or otherwise performing its obligations under the Registration Statement.

7                                         The directors of the Company at the date of the Board Resolutions were as follows:

Will Wei Cheng Jean Qing Liu Stephen Jingshi Zhu Martin Chi Ping Lau Zhiyi Chen

Daniel Yong Zhang Adrian Perica Kentaro Matsui

8                                         The directors of the Company as at the date of this certificate are as follows:

Will Wei Cheng

Jean Qing Liu

Stephen Jingshi Zhu

Martin Chi Ping Lau

Daniel Yong Zhang

Adrian Perica

Gaofei Wang

Yusuo Wang

9                                        Each director of the Company considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions which are the subject of the Opinion.

10                                 To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction that would have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

11                                 Upon the completion of the Company’s initial public offering of the ADSs representing the Shares, the Company will not be subject to the requirements of Part XVIIA of the Companies Act (As Revised) of the Cayman Islands.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

[signature page follows]

Signature:	/s/ Will Wei Cheng
Name:	Will Wei Cheng
Title:	Director

[Signature Page to Director’s Certificate – Exhibit 5.1]